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                                                                   Exhibit 10.18

                    INTERNATIONAL MENU SOLUTIONS CORPORATION
                      EXECUTIVE INCENTIVE STOCK OPTION PLAN

      1. Purpose of the Plan

      This Executive Incentive Stock Option Plan (hereinafter called the "Plan") is intended to encourage ownership of stock of International Menu Solutions Corporation (hereinafter called the "Corporation") by officers and directors of the Corporation and its corporate subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

      2. Eligibility

      Options may be granted only to persons who at the time of the grant are officers and directors of the Corporation or any subsidiary (who may also be officers of the Corporation or of any such subsidiary). For purposes of the Plan, the term "subsidiary" means any corporation of which the Corporation owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation, as more particularly defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). (The Corporation and its subsidiaries are sometimes hereinafter called `Employer Corporations" and individually "Employer Corporation")

            (b) No option shall be granted to an officer or director who owns more than 10% of the total combined voting power of all classes of stock of the Corporation or any subsidiary, unless the option meets the requirements of
Section 422(c)(5) of the Code.

      3. Stock Subject to the Plan

            The stock subject to the options to be granted pursuant to the Plan (hereinafter called "Options") shall be the common stock, par value $.001 per share, of the Corporation (the "Stock"). There shall be reserved for issuance upon the exercise of Options an aggregate of 2,500,000 shares of authorized but unissued Stock. If any Options granted hereunder shall expire unexercised or otherwise shall terminate, the shares covered thereby shall be restored to the shares reserved for issuance under the Plan and used for the purpose of granting other Options under the Plan.

      4. Administration of the Plan

      (a) The Plan shall be administered by the Board of Directors of the Corporation; provided, however, that commencing at such time as the shares of Stock of the Corporation are required to be registered under Section 12(g) of the Securities Exchange Act of 1934, the Plan shall be administered by a Committee appointed by the Board of Directors of the corporation consisting of not less than a sufficient number of disinterested members of such Board so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (or any successor rule). The administering body is hereinafter called the "Administrator".

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            (b) The administrator will determine the time or times at which
Options shall be granted, the persons to be granted Options, the number of shares subject to each Option, and the time or times during the term of each Option when such Option may be exercised. In making such determination, the Administrator may take into consideration the employee's present and potential contribution to the Corporation's success and any other factors which the Administrator may deem relevant. The Administrator shall have the exclusive authority to construe the terms of the Plan and any Options granted under it.

      5. Term of Option

      Subject to earlier termination as hereafter provided, each Option shall expire on such date as the Administrator shall determine, provided that in no event shall an Option be exercisable after the expiration of 10 years from the date of grant thereof Nothing contained in Paragraphs 11 or 12 hereof shall operate to extend the term of an Option beyond the expiration date set forth in such Option.

      6. Option Price

      The purchase price of each share of Stock under each Option shall be determined by the Administrator but in no event shall be less than the fair market value of such share of Stock at the time of the grant of such Option.

      7. Exercise of Options

            (a) (i) Each Option shall be exercisable as to all or any part of the shares subject thereto at any time, or from time to time, or in such amounts of shares and at such time or times as the Administrator may determine, on or after the date of grant and on or prior to the expiration date of the Option. Each exercise of an Option shall be effected by the delivery of written notice of exercise to the Corporation at its principal office together with payment of the purchase price for the number of shares as to which the Option is exercised.

                  (ii) The purchase price of shares of Stock as to which an, Option shall be exercised may be paid: (w) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or
(x) at the discretion of the Administrator, through the delivery of shares of Common Stock of the Corporation with a value equal to the Option price, (y) by a combination of both (w) and (x) above, or (z) by promissory notes secured by assets including the shares to be received on the exercise of the options. The Administrator shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate.

                  (iii) Except as provided in Paragraphs 11 or 12 hereof, an Option may be exercised only if the Optionee shall have been in the continuous employ of an Employer Corporation from the date of grant of the Option to the date of its exercise. No person to whom an Option is granted shall have any of the rights of a shareholder of the Corporation with respect to the shares of Stock covered by the Option,

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except to the extent that one or more certificates for such shares of Stock shall have been issued upon the due exercise of the Option.

            (b) The obligation of the Corporation to issue, or transfer or deliver shares of Stock for Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall be in effect. The Administrator may require the person exercising an Option to make such representations and furnish such information as it may deem appropriate in connection with the issuance of the shares of Stock in compliance with applicable law or sound corporate practice.

      8. Notice of Grant

      When any grant of an Option under this Plan is made to any employee, the employee shall be promptly notified of such grant and a written notice of such grant shall be sent to the employee at his last known address. As soon thereafter as practicable, a formal option agreement shall be executed by and between the Corporation and the employee, which agreement shall be substantially in the form approved by the Administrator and shall be subject to the conditions and limitations of the Plan.

      9. Action to Prevent Dilution

      If any change is made in the Stock subject to the Plan by reason of a stock dividend, stock split, recapitalization, merger, consolidation, sale or exchange of assets or other change in the Stock of the Corporation at the time outstanding, the Board of Directors of the Corporation may take such action as it determines to be appropriate to adjust the kind and number of shares or price per share or both of the Stock subject to the Plan or any Option granted hereunder. Any such determination by the Board of Directors shall be conclusive.

      10. Non-Transferability of Options

      Except as provided in Paragraph 12, an Option shall be exercisable during the lifetime of the person to whom it is issued only by such person. It shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution and shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of any Option granted hereunder contrary to the provisions hereof, and the levy of any attachment or similar proceedings upon any Option, shall be null and void.

      11. Termination of Employment

      Subject to the provisions of Paragraph 5, if the holder of an Option shall cease to be employed by an Employer Corporation by reason of death or any other reason other than voluntarily quitting, discharge for cause or permanent and total disability as defined in Section 22(e)(3) of the Code (hereinafter called a "Disability"), as determined by the Administrator, the holder may, but only within the one month next succeeding such cessation of employment, exercise such Option to the extent that the holder would have been entitled to do so on the date of such cessation of his employment. If a holder of an

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Option voluntarily quits or is discharged for cause, such Option shall terminate on the date of cessation of employment.

      12. Disability

      Subject to the provisions of Paragraph 5, if the holder of an Option shall cease to be employed by an Employer Corporation by reason of a Disability, the Option shall be exercisable by the holder or the holder's duly appointed guardian or other legal representative, to the extent that the holder would have been entitled to do so on the date of such cessation of employment, but only within one year following such cessation of employment due to said Disability.

      13. Liquidation

      Except in connection with any event described in Paragraph 9 as to which the Board of Directors has determined to make an appropriate adjustment, upon the complete liquidation of the Corporation, any unexercised Options shall be deemed cancelled In the event to the complete liquidation of an Employer Corporation (other than the Corporation) employing an Option holder or in the event such corporation ceases to be an Employer Corporation, any unexercised part of any Option granted hereunder shall be deemed cancelled unless the holder thereof shall become employed by another Employer Corporation (including the Corporation) concurrently with such event.

      14. Amendments to the Plan

      The Board of Directors of the corporation may at any time terminate or form time to time modify or suspend the Plan, provided that no such termination, modification or suspension shall adversely affect any rights or obligations of the holders of any Option granted prior to the effective date of termination, modification or suspension, and further provided that no such modification, without the approval of the shareholders, shall:

      (a) except as provided in Paragraph 9, increase the maximum number of shares of Stock as to which Options may be granted under the Plan;

      (b)   materially increase benefits accruing to Optionees; or

      (c) change the designation or class of employees eligible to participate in the Plan.

      15. Employment Obligations

      The grant of an Option hereunder shall not impose any obligation on any Employer Corporation to continue the Employment of any person.